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Pricing Supplement Dated May 12, 1998			Rule 424(b)(3)
(To Prospectus dated October 19, 1995 and	  File No. 33-61957
Prospectus Supplement dated April 2, 1998)

THE BANK OF NEW YORK COMPANY, INC.

Subordinated Medium-Term Notes Series C
(U.S. $ Fixed Rate)
_________________________________________________________________

Trade Date: May 12, 1998 	Original Issue Date: May 22, 1998
Principal Amount: $15,000,000 Net Proceeds to Issuer: $14,681,250
Issue Price: 100%             Agent's Capacity:
Selling Agent's			x Principal Basis      Agency Basis
Commission/Discount: 2.125%
Interest Rate: 6.57% per annum    Interest Payment Dates: Monthly,
 Maturity Date: May 22, 2013       on the 22nd of each month
						    commencing June 22, 1998.
____________________________________________________________________

Form:   	x	Book Entry
			Certificated

Redemption:
			The Notes cannot be redeemed prior to maturity
		x	The Notes may be redeemed prior to maturity on 				May 22, 2002
 and semi-annually thereafter on 15 				days notice

	Initial Redemption Date: May 22, 2002

	Initial Redemption Percentage: 100%

	Annual Redemption Percentage Reduction: N/A

Repayment:

		x	The Notes cannot be repaid prior to maturity
			The Notes can be repaid prior to maturity at the option of the holder of the Notes

	Optional Repayment Date:  N/A

	Optional Repayment Price:  N/A

Discount Note: 	Yes		x  No

The covenant defeasance provisions of the Indenture described under "Description of Debt Securities -- Defeasance and Covenant Defeasance" in the Prospectus will apply to the Notes. The Notes described herein are being purchased by Paine Webber Incorporated (the "Agent"), as principal, on the terms and conditions described in the Prospectus Supplement under the caption "Plan of Distribution." The Notes will be sold to the public at varying prices relating to prevailing market prices at the time of resale a

Paine Webber Incorporated